      As filed with the Securities and Exchange Commission on July 31, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                   JUNE 18, 1998


Commission File Number:    1-6064


                                ALEXANDER'S, INC.
             (Exact name of registrant as specified in its charter)



DELAWARE                                                       51-0100517
(State or other jurisdiction of incorporation)              (I.R.S. Employer
                                                          Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                        07663
    (Address of principal executive offices)                          (Zip Code)



                                 (201)587-8541
              (Registrant's telephone number, including area code)



                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)

This Form 8-K/A amends Alexander's, Inc. Form 8-K previously filed to include certain required financial statements and pro forma financial information


ITEM 1.           NOT APPLICABLE.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                           On June 18, 1998, Alexander's, Inc. ("Alexander's")
                  increased its interest in the Kings Plaza Mall (the "Mall") to 100% by acquiring Federated Department Store's 50% interest. The purchase price was approximately $28,000,000, which was paid in cash. Alexander's has owned a 50% interest in the Mall since it was built in 1970.

                           The two-level Mall contains approximately 430,000
                  square feet and is part of the Kings Plaza Shopping Center (the "Center"). The Center, which contains approximately 1.1 million square feet of retail space and a five-level parking structure, is located at the intersection of Flatbush Avenue and Avenue U in Brooklyn, NY. In addition to owning the Mall, Alexander's owns one of the Center's anchor stores, which is principally leased to Sears. The other anchor store is owned by Federated and operated as a Macy's department store.

                           In connection with the acquisition and to fund the
                  purchase price, Alexander's has completed a $90 million three-year mortgage loan with Union Bank of Switzerland. The loan is secured by the Kings Plaza Mall and the Alexander's anchor store and bears interest at LIBOR plus 1.25%. In addition, Alexander's expects to complete a $30 million construction loan with Union Bank of Switzerland, of which approximately $15 million will be advanced in the future to partially fund a renovation of the Mall, as will approximately $15 million for the refurbishment of the Macy's store.

                           These transactions were arrived at through arms-
                  length negotiations.

ITEMS 3-6.        NOT APPLICABLE.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  There are filed herewith:

         (a) The historical Statements of Operations for Kings Plaza Shopping Center and Marina For The Three Months Ended March 31, 1998 and 1997. The financial statements of Kings Plaza Shopping Center and Marina for the year ended December 31, 1997 which are included in the Consolidated Financial Statements of Alexander's Inc., for the year ended December 31, 1997, are incorporated herein by reference.

         (b) The Consolidated Pro Forma Balance Sheet of Alexander's as of March 31, 1998 and the Consolidated Pro Forma Income Statement of Alexander's for the Three Months Ended March 31, 1998 and the Year Ended December 31, 1997, commencing on page 5, to give pro forma effect to the acquisition of the remaining 50% interest in Kings Plaza Shopping Center and Marina and the financings attributable thereto.

                                                                                               Page
                                                                                             Reference
                                                                                             ---------
         Kings Plaza Shopping Center and Marina

                  Statements of Operations for the Three Months Ended March 31, 1998
                  and 1997 (unaudited).............................................................. 4


         Pro Forma financial information:

                  Consolidated Pro Forma Balance Sheet at March 31, 1998...........................  7

                  Consolidated Pro Forma Income Statement for the Three Months Ended
                  March 31, 1998.....................................................................8

                  Consolidated Pro Forma Income Statement for the Year Ended December
                  31, 1997...........................................................................9

                  Notes to Consolidated Pro Forma Financial Statements...............................10


ITEMS 8-9.        Not Applicable.

                            KINGS PLAZA SHOPPING CENTER AND MARINA
                                   STATEMENTS OF OPERATIONS
                                          (unaudited)
                                    (amounts in thousands)


                                                                For the Three Months Ended
                                                             ---------------------------------
                                                             March 31, 1998     March 31, 1997
                                                             --------------     --------------
         REVENUES:
                  Rents                                         $ 3,787             $ 3,618
                  Expense reimbursements:
                       Central heating, cooling, air
                           handling and electricity                 636                 631
                       Real estate taxes                            467                 396
                       Common area                                1,497               1,351
                  Parking lot                                       501                 438
                  Other income                                      511                 527
                                                             --------------     --------------
         TOTAL REVENUES                                           7,399               6,961
                                                             --------------     --------------

         EXPENSES:
                  Central heating, cooling, air
                       handling and electricity                   1,073               1,093
                  Real estate taxes                                 547                 427
                  Common area                                       932                 909
                  Parking lot                                       704                 644
                  Insurance                                         246                 262
                  Rent                                               18                  18
                  Management fee                                    194                 156
                  Administrative                                    423                 383
                  Depreciation and amortization                     369                 330
                                                             --------------     --------------
         TOTAL EXPENSES                                           4,506               4,222
                                                             --------------     --------------
         OPERATING INCOME                                         2,893               2,739

         Interest  and debt expense                                (156)               (190)
                                                             --------------     --------------
         NET INCOME                                             $ 2,737             $ 2,549
                                                             ==============     ==============


       See notes to statements of operations


                                            Page 4

                     KINGS PLAZA SHOPPING CENTER AND MARINA

                        NOTES TO STATEMENTS OF OPERATIONS
                                   (unaudited)


1.  ORGANIZATION AND BUSINESS

     Kings Plaza Shopping Center of Avenue U, Inc. (a wholly-owned subsidiary of Federated Department Stores, Inc. (formerly R.H. Macy & Co. Inc. ("Macy's")) and Alexander's Department Stores of Brooklyn, Inc. (wholly-owned by Alexander's, Inc. ("Alexander's")), formed a joint venture for the purpose of owning and operating the Kings Plaza Shopping Center and Marina ("Center"), including the energy plant servicing the entire shopping center, but exclusive of the Macy's and Alexander's stores and land thereunder located in the Center. The co-venturers each have an undivided 50% interest as tenants in common in the property and equipment.

2.  BASIS OF PRESENTATION

     The Statements of Operations for the three months ended March 31, 1998 and 1997 are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations have been made.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These Statements of Operations should be read in conjunction with the financial statements and notes thereto of the Center, which are included in the Alexander's 1997 Annual Report to Shareholders and incorporated herein by reference. The results of operations for the three months ended March 31, 1998 and 1997 are not necessarily indicative of the operating results for the full year.

PRO FORMA FINANCIAL INFORMATION:

         The unaudited consolidated pro forma financial information attached presents: (A) the Consolidated Pro Forma Income Statements of Alexander's, Inc. ("Alexander's") for the year ended December 31, 1997 and for the three months ended March 31, 1998, as if the acquisition of the remaining 50% interest in Kings Plaza Shopping Center and Marina (the "Center") and the financings attributable thereto had occurred on January 1, 1997 and (B) the Consolidated Pro Forma Balance Sheet of Alexander's as of March 31, 1998, as if the above acquisition and related financing had occurred on March 31, 1998.

         The unaudited consolidated pro forma financial information is not necessarily indicative of what Alexander's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent Alexander's results of operations or financial position for any future period.

         The unaudited consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Alexander's Annual Report on Form 10-K for the year ended December 31, 1997 which contains the audited financial statements of Kings Plaza Shopping Center and Marina, the Consolidated Financial Statements and notes thereto included in Alexander's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and the Statement of Operations of Kings Plaza Shopping Center and Marina included herein. In management's opinion, all adjustments necessary to reflect these transactions have been made.

                                                 ALEXANDER'S INC. AND SUBSIDIARIES
                                               CONSOLIDATED PRO FORMA BALANCE SHEET
                                                          MARCH 31, 1998
                                                            (unaudited)
                                                      (amounts in thousands)



                                                                                Reclassification
                                                                                 of Alexander's
                                                                  Historical  50% Equity Interest   Pro Forma            Total
                                                                  Alexander's     in the Mall      Adjustments          Pro Forma
                                                                  ----------        --------        ---------           ----------
    ASSETS:
         Real estate, net:
            Land, building and improvements, net                  $ 184,088          13,392         $ 13,392   (A)      $ 230,286
                                                                                                      19,414   (A)
            Investment in unconsolidated joint venture               10,708         (10,708)                                    -
                                                                  ----------        --------        ---------           ----------
                                                                    194,796           2,684           32,806              230,286
         Cash & cash equivalents                                      2,700             538              538   (A)         25,376
                                                                                                      49,600   (B)
                                                                                                     (28,000)  (A)
         Restricted cash                                              8,209               -                -                8,209
         Accounts receivable                                            475             260              260   (A)            995
         Receivable arising from the straight-lining of rents         8,703             858                                 9,561
         Deferred lease and other expenses                           12,672           1,264           15,000   (C)         28,936
         Deferred debt expense                                          632               -            2,400   (B)          3,032
         Other assets                                                 3,912             460              460   (A)          4,832
                                                                  ==========        ========        =========           ==========
                                                                  $ 232,099         $ 6,064         $ 73,064            $ 311,227
                                                                  ==========        ========        =========           ==========


    LIABILITIES AND STOCKHOLDERS' EQUITY:
         Debt                                                     $ 204,359         $ 3,084          $ 3,084   (A)      $ 262,527
                                                                                                      90,000   (B)
                                                                                                     (38,000)  (B)
         Amount due to Vornado Realty Trust and its affiliates        6,686                                                 6,686
         Accounts payable and accrued liabilities                     4,265           1,260            1,260   (A)          6,785
         Minority interest                                              600               -                                   600
         Amount due tenants - tax certiorari proceedings                              1,720            1,720   (A)          3,440
         Other liabilities                                            2,238                                                 2,238
         Due to seller                                                                                15,000   (C)         15,000
         Equity                                                      13,951                                                13,951
                                                                  ==========        ========        =========           ==========
                                                                  $ 232,099         $ 6,064         $ 73,064            $ 311,227
                                                                  ==========        ========        =========           ==========


                                                              Page 7

                                           ALEXANDER'S INC. AND SUBSIDIARIES
                                        CONSOLIDATED PRO FORMA INCOME STATEMENT
                                       FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                                      (unaudited)
                                    (amounts in thousands except per share amounts)

                                                               Historical
                                                  ----------------------------------
                                                                      Kings Plaza
                                                                       Shopping
                                                                      Center And          Pro Forma           Total
                                                   Alexander's        Marina(100%)       Adjustments        Pro Forma
                                                  -------------    -----------------    -------------     -------------
       REVENUES:
             Property rentals                          $ 5,631              $ 3,787             $ 40 (D)       $ 9,458
             Expense reimbursements                        998                2,600                              3,598
             Equity in income of
                unconsolidated joint venture             1,378                                (1,378)(E)            -
             Parking lot                                                        501                                501
             Miscellaneous income                                               511                                511
                                                  -------------    -----------------    -------------     -------------
       TOTAL REVENUES                                    8,007                7,399           (1,338)           14,068
                                                  -------------    -----------------    -------------     -------------

       EXPENSES
             Operating                                   2,020                3,520                              5,540
             General and administrative                    866                  617                              1,483
             Depreciation and amortization                 798                  369             (108)(F)         1,309
                                                                                                 250 (G)
                                                  -------------    -----------------    -------------     -------------
       TOTAL EXPENSES                                    3,684                4,506              142             8,332
                                                  -------------    -----------------    -------------     -------------

       OPERATING INCOME                                  4,323                2,893           (1,480)            5,736

       Interest and debt expenses                       (3,665)                (156)            (434)(H)        (4,255)
       Interest and other income                           264                                                     264
                                                  =============    =================    =============     =============
       NET INCOME                                        $ 922              $ 2,737         $ (1,914)          $ 1,745
                                                  =============    =================    =============     =============

       Net income per share - basic and diluted
             (based on 5,001 shares)                    $ 0.18                                                  $ 0.35
                                                  =============                                           =============


                                                        Page 8

                                             ALEXANDER'S INC. AND SUBSIDIARIES
                                          CONSOLIDATED PRO FORMA INCOME STATEMENT
                                            FOR THE YEAR ENDED DECEMBER 31, 1997
                                                        (unaudited)
                                      (amounts in thousands except per share amounts)

                                                             Historical
                                                  ---------------------------------
                                                                      Kings Plaza
                                                                       Shopping
                                                                      Center And          Pro Forma              Total
                                                    Alexander's       Marina(100%)       Adjustments           Pro Forma
                                                  --------------    ---------------    ---------------      ---------------
       REVENUES:
            Property rentals                           $ 18,455           $ 14,940              $ 150 (I)         $ 33,545
            Expense reimbursements                        2,668             10,775                                  13,443
            Equity in income of
               unconsolidated joint venture               4,246                                (4,246)(J)              -
            Parking lot                                                      2,079                                   2,079
            Miscellaneous income                                             2,409                                   2,409
                                                  --------------    ---------------    ---------------      ---------------
       TOTAL REVENUES                                    25,369             30,203             (4,096)              51,476
                                                  --------------    ---------------    ---------------      ---------------

       EXPENSES:
            Operating                                     7,459             16,708                                  24,167
            General and administrative                    3,933              2,332                                   6,265
            Depreciation and amortization                 2,714              1,418               (402)(K)            4,730
                                                                                                1,000 (L)
                                                  --------------    ---------------    ---------------      ---------------
       TOTAL EXPENSES                                    14,106             20,458                598               35,162
                                                  --------------    ---------------    ---------------      ---------------

       OPERATING INCOME                                  11,263              9,745             (4,694)              16,314

       Interest and debt expenses                       (13,430)              (710)            (1,650)(M)          (15,790)
       Interest and other income                            719                                                        719
       Net gain from condemnation proceedings             8,914                                                      8,914
                                                  ==============    ===============    ===============      ===============
       NET INCOME                                       $ 7,466            $ 9,035           $ (6,344)            $ 10,157
                                                  ==============    ===============    ===============      ===============

       Net income per share - basic and diluted
            (based on 5,001 shares)                      $ 1.49                                                   $   2.03
                                                  ==============                                            ===============


                                                          Page 9

              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


Basis of Pro Forma:

The unaudited Consolidated Pro Forma Financial Statements were prepared to give pro forma effect to Alexander's acquisition of the remaining 50% interest in the Center. The column headed "Reclassification of Alexander's 50% Equity Interest in the Mall" on the Consolidated Pro Forma Balance Sheet reflects the reclassification of the equity investment into its balance sheet components. The columns in the Consolidated Pro Forma Income Statements headed "Kings Plaza Shopping Center and Marina" include the historical operating information for the three months ended March 31, 1998 and the year ended December 31, 1997.

The acquisition was consummated through a subsidiary of Alexander's and was recorded under the purchase method of accounting. The purchase costs were allocated to the acquired assets and assumed liabilities using their relative fair values as of the closing date, based upon valuations and other studies which are not yet complete. Accordingly, the initial valuations are subject to change as such information is finalized. Alexander's believes that any such changes will not be significant since the allocations were principally to real estate.

The purchase price and preliminary allocation of the excess of cost over net assets acquired is as follows: (in thousands)

                  Purchase price of the Center                                                 $ 28,000
                  Future fundings by Alexander's for the
                           refurbishment of the Macy's store                                     15,000
                                                                                               --------
                                                                                                 43,000
                                                                                               --------

                  Historical value of 50% interest in real estate
                           being acquired                                                        13,392
                  Assets and liabilities being acquired:
                           Cash                                                                     538
                           Accounts receivable                                                      260
                           Other assets                                                             460
                           Debt                                                                  (3,084)
                           Accounts payable and accrued liabilities                              (1,260)
                           Other liabilities                                                     (1,720)
                                                                                               --------
                  Historical net book value of assets acquired                                    8,586
                                                                                               --------
                  Excess purchase price to be allocated in accordance
                  with the acquisition and operating agreement                                 $ 34,414
                                                                                               ========

                  Preliminary allocation of excess:
                           Allocation to real estate                                           $ 19,414
                           Allocation to deferred lease and other expense                        15,000
                                                                                               --------
                                                                                               $ 34,414
                                                                                               ========

              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                  (CONTINUED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


The following adjustments were required to give pro forma effect to the transactions being reported:

Consolidated Pro Forma Balance Sheet at March 31, 1998:

(A) To allocate the purchase cost of the acquisition of the remaining 50% interest in the Center to those assets and liabilities acquired.
(B) To record a $90 million mortgage and the use of a portion of the proceeds to repay existing property debt of approximately $38 million and pay financing costs of approximately $2.4 million.
(C) To accrue amounts due to the seller in connection with the acquisition and the related operating agreement.

Consolidated Pro Forma Income Statement for the Three Months Ended March 31,
1998:

(D) To adjust rentals arising from straight-lining of tenant leases that contain escalations over the lease term.
(E) To eliminate equity in income from unconsolidated joint venture as a result of acquiring the remaining 50% interest in the Center and consolidating the operations into Alexander's.
(F) To adjust depreciation expense over the Center's expected useful life based on the allocation of the purchase price between land and building.
(G) To record three months of expense on deferred costs being amortized over 15 years.
(H) To adjust interest expense for the portion of the new mortgage financing used for the acquisition and interest savings on the debt repaid.

Consolidated Pro Forma Income Statement for the Year Ended December 31, 1997:

(I) To adjust rentals arising from straight-lining of tenant leases that contain escalations over the lease term.
(J) To eliminate equity in income from unconsolidated joint venture as a result of acquiring the remaining 50% interest in the Center and consolidating the operations into Alexander's.
(K) To adjust depreciation expense for the year ended December 31, 1997 over the Center's expected useful life based on the allocation of the purchase price between land and building.
(L) To record expense for the year ended December 31, 1997 on deferred costs being amortized over 15 years.
(M) To adjust interest expense for the portion of the new mortgage financing used for the acquisition and interest savings on the debt repaid.

                                ALEXANDER'S, INC.


                                   SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                ALEXANDER'S, INC.
                                                   (Registrant)



Date: July 31, 1998                             /s/ Joseph Macnow
                                        ------------------------------------
                                                  JOSEPH MACNOW
                                           Vice President-Chief Financial
                                        Officer and Chief Accounting Officer